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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K




               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): January 9, 1998



                               MEDPARTNERS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


             0-27276                                63-1151076
        (Commission File No.)            (I.R.S. Employer Identification No.)

                              3000 Galleria Tower
                                   Suite 1000
                           Birmingham, Alabama 35244
                    (Address of Principal Executive Offices)

                                 (205) 733-8996
              (Registrant's Telephone Number, Including Area Code)



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Item 5.  Other Events

         On January 7, 1998, MedPartners, Inc. ("MedPartners") issued a press release announcing the termination of its proposed merger with PhyCor, Inc. On that date MedPartners also issued a second press release announcing certain fourth quarter 1997 charges and earnings estimates. On January 8, 1998, there was a decline in the market prices for MedPartners' publicly traded securities. Since then, certain persons claiming to be stockholders of MedPartners have filed complaints in either state or federal court against MedPartners and certain officers and directors of MedPartners. In these lawsuits, the plaintiffs purport to represent a class of purchasers of common stock of MedPartners and generally allege violations of the Securities Exchange Act of 1934, fraud and/or various state law claims in connection with the public disclosure by MedPartners of the termination of the PhyCor merger and the fourth quarter 1997 charges and earnings estimates. These complaints seek certification of a class, damages and interest, as well as costs and expenses. As of January 22, 1998, MedPartners is aware of six such lawsuits.
Attached as Exhibit 99.1 is a schedule of such suits.

         Additionally, on January 16, 1998 a lawsuit, styled Schacter v. MedPartners, Inc. No. CV-9800297, was filed in the Circuit Court of Jefferson County, Alabama, against MedPartners and certain of its officers and directors, purportedly on behalf of all persons who purchased MedPartners' Threshold Appreciation Price SecuritiesSM in the offering occurring on or about September 16, 1997. This complaint asserts claims under Sections 11 and 15 of the Securities Act of 1933, as well as Sections 8-6-17(a)(2) and 8-6-19 of the Alabama Securities Act.

         MedPartners' management believes that it and MedPartners have acted properly throughout and intend to defend each of these cases vigorously. All of these cases are in the most preliminary stages, and their ultimate resolution cannot be known at this time. Therefore, there can be no assurance that the ultimate resolution of these matters will not have a material adverse effect on the operating results and financial condition of MedPartners.

         On January 16, 1998, MedPartners issued a press release announcing the resignation of Larry R. House as Chairman and Chief Executive Officers and the appointment of Richard M. Scrushy as Chairman and Acting Chief Executive Officer of MedPartners. Mr. Scrushy will continue in his role as Chairman and Chief Executive Officer of HEALTHSOUTH Corporation. Michael D. Martin, Executive Vice President and Chief Financial Officer of HEALTHSOUTH Corporation, will replace Mr. House on MedPartners' Board of Directors. MedPartners has also formed an Executive Committee of the Board of Directors consisting of Mr. Scrushy as Chair, Roger L. Headrick, Dr. Rosalio J. Lopez, John S. McDonald, and Charles W. Newhall III. The Executive Committee is to conduct a search for a full-time Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

         Statements in this document that are not historical facts are hereby identified as "forward looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The Company cautions that such "forward looking statements", wherever they occur in this document or in other statements attributable to the Company are necessarily estimates reflecting the best judgment of the Company's senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the "forward looking statements". Such

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"forward looking statements" should, therefore, be considered in light of various important factors set forth from time to time in the Company's reports and registration statements filed with the SEC.

         The Company disclaims any intent or obligation to update "forward looking statements".


Item 7.  Financial Statements and Exhibits

         (c)  Exhibits:

              99.1   Schedule Listing Various Lawsuits

              99.2   Press Release of MedPartners, Inc. dated January 16, 1998.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           MEDPARTNERS, INC.



                                           By /s/ Harold O. Knight, Jr.
                                             ----------------------------------
                                                    Harold O. Knight, Jr.
                                                Executive Vice President and
                                                   Chief Financial Officer

Dated:   January 26, 1998